Exhibit 10.51

AMENDMENT TO MINERAL PROPERTY OPTION AGREEMENT
(GOCHAGER LAKE PROPERTY)

THIS AGREEMENT dated for reference March 7, 2018

BETWEEN:

DIAMOND HUNTER LTD.
of 536 Blanche St., Kamloops, BC, Canada V2B 5E4; and

ROBERT SEELEY
of 16 The Hylands, Hockley, Essex, SS5 4PP
United Kingdom

(the “Vendors”)

OF THE FIRST PART

AND:

U.S. LITHIUM CORP.,
of 2360 Corporate Circle, Suite 4000 Henderson, NV;

(“U.S. Lithium” or the "Purchaser")

OF THE SECOND PART

AND

CAMEO RESOURCES CORP.,
of #600-666 Burrard St, Vancouver, BC V6C 3P6, Canada

("Cameo”)

OF THE THIRD PART

WHEREAS:

A.
The Vendors and the Purchaser are parties to a mineral property option agreement dated as of February 23, 2017 (the “Original Option Agreement”) under which the Vendors granted the Purchaser the option to acquire a 100% undivided interest in the four (4) mineral claims (the “Claims”) located in the Gochager Lake area of Saskatchewan more particularly described in Schedule "A" attached hereto which forms a material part hereof;

B.
One of the obligations of the Purchaser under the Original Option Agreement to successfully exercise the option granted thereunder is to incur US $225,000.00 of work expenditures on the Claims on or before July 2, 2018;

C.
The Purchaser has agreed to grant to Cameo the sole and exclusive option to acquire a 100% interest in the Claims pursuant to a mineral property option agreement dated as of the date hereof (the “Cameo Option Agreement”), and the Vendors acknowledge and consent to the Purchaser granting such option to Cameo;

D.
The Vendors have agreed to extend the term for work expenditures to be incurred on the Claims under the Original Option Agreement from July 2, 2018 to July 2, 2019 so that the term for such expenditures under the Original Option Agreement matches the term for similar expenditures under the Cameo Option Agreement;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants and provisos herein contained, THE PARTIES HERETO AGREE AS FOLLOWS:

1.
The Vendors agree to extend the term pertaining to the completion of US $225,000.00 of work expenditures on the Claims under the Original Option Agreement from July 2, 2018, until July 2, 2019, and the Original Option Agreement is deemed to have been amended to reflect such extension.

2.	If, as and when required under the Original Option Agreement, the Vendors acknowledge and consent to the Purchaser granting an option to Cameo under the Cameo Option Agreement.

3.
The parties hereto acknowledge and agree that: under the Original Option Agreement the Purchaser is obligated to pay a royalty equal to two percent (2%) net smelter returns from the Claims; and pursuant to this Agreement the Purchaser has assigned to Cameo its right to purchase one percent (1%) of the NSR royalty at any time by paying the sum of US$1,250,000.00 to the royalty holder.

4.
Upon receipt of TSX Venture Exchange approval of this Agreement, Cameo shall issue 100,000 common shares to Diamond Hunter Ltd. or its nominee and 100,000 common shares to Robert Seeley. These shares will be subject to transfer restrictions in accordance with applicable laws, including without limitation a four month hold period under Canadian securities laws.

5.	The parties hereto agree to do or cause to be done all acts or things necessary to implement and carry into effect the provisions and intent of this Agreement.

6.
This Agreement shall be governed by and interpreted in accordance with the laws of the Province of British Columbia and the parties hereby irrevocably attorn to the jurisdiction of the courts of such Province.

IN WITNESS WHEREOF this Agreement has been executed as of the day and year first above written.

DIAMOND HUNTER LTD.

PER: /s/ Chris Knudsen
Authorized Signatory

ROBERT SEELEY

PER: /s/ Robert Seeley

U.S. LITHIUM CORP.

PER: /s/ Gregory Rotelli
Authorized Signatory

CAMEO RESOURCES CORP.

PER: /s/ Akash Patel
Authorized Signatory

SCHEDULE "A"

The mineral dispositions listed below comprise the Gochager claims as referred to in this agreement.

Tenures:

S-1108978, 299ha, good standing until 9/12/2018
S-110898, 2,702 ha, good standing until 9/12/2018
S-110899, 591 ha, good standing until 9/12/2018
S-110665, 167 ha, good standing until 5/16/2019

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